Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSBA of American Access Technologies, Inc. for the year ended December 31, 2005, I, Timothy Adams, President, Principal Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-KSBA for the year ended December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSBA for the year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of American Access Technologies, Inc.

Date: December 20, 2006

/s/ Timothy Adams
Timothy Adams
President and Principal Executive Officer

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